Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of Fidelity Financial Trust: Fidelity Independence Fund of our report dated January 14, 2008, Fidelity Equity-Income II Fund of our report dated January 16, 2008 and Fidelity Convertible Securities Fund of our report dated January 22, 2008 on the financial statements and financial highlights included in the November 30, 2007 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 25, 2008